AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 16, 2001
                                               REGISTRATION NO. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                        44-0663509
(State or Other Jurisdiction                              (IRS Employer
of Incorporation or Organization)                       Identification No.)

                              114 WEST 11TH STREET
                           KANSAS CITY, MISSOURI 64105
                                 (816) 983-1303
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    THE KANSAS CITY SOUTHERN RAILWAY COMPANY*

           MISSOURI                                        44-6000758
(State or Other Jurisdiction                               (IRS Employer
of Incorporation or Organization)                       Identification No.)

                              114 WEST 11TH STREET
                           KANSAS CITY, MISSOURI 64105
                                 (816) 983-1303
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              JAY M. NADLMAN, ESQ.
                      KANSAS CITY SOUTHERN INDUSTRIES, INC.
                              114 WEST 11TH STREET
                           KANSAS CITY, MISSOURI 64105
                                 (816) 983-1384
    (Name, Address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

                               Diane M. Bono, Esq.
                          Sonnenschein Nath & Rosenthal
                                4520 Main Street
                                   Suite 1100
                           Kansas City, Missouri 64111
                                 (816) 460-2400

*The companies listed on the next page are also included in this Form S-3 Registration Statement as additional Registrants.

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                            CALCULATION OF REGISTRATION FEE
--------------------------------- ------------------ ----------------------- ---------------------- --------------------
      TITLE OF EACH CLASS                               PROPOSED MAXIMUM       PROPOSED MAXIMUM
      OF SECURITIES TO BE           AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
         REGISTERED(1)              REGISTERED(2)         PER UNIT(3)             PRICE(4)(5)        REGISTRATION FEE
--------------------------------- ------------------ ----------------------- ---------------------- --------------------

Common Stock                             (6)                  (6)                     (6)                   (6)
Stock Purchase Contracts                 (6)                  (6)                     (6)                   (6)
Stock Purchase Units                     (6)                  (6)                     (6)                   (6)
Debt Securities (7)                      (6)                  (6)                     (6)                   (6)
Guarantees on Debt Securities(6)         --                   --                      --                    --(8)
--------------------------------- ------------------ ----------------------- ---------------------- --------------------
Total                              $250,000,000(9)            100%               $250,000,000           $62,500(10)
--------------------------------- ------------------ ----------------------- ---------------------- --------------------

(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder and may include hybrid securities including a combination of features of certain of the securities listed above.

(2) Includes such indeterminate principal amount of debt securities, or such indeterminate number of shares of common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable debt securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities
     Act), and such indeterminate number of shares of common stock as may be issued by Kansas City Southern Industries, Inc. ("KCSI") upon settlement of stock purchase contracts or stock purchase units. Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial principal offering price of all debt securities will not exceed $250,000,000 less the dollar amount of other securities previously issued.

(3) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.

(4) No separate consideration will be received for securities that are issued upon conversion of other securities.

(5) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

(6) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(7)  The debt  securities  will  either be issued by The  Kansas  City  Southern
     Railway Company ("KCSR") and be guaranteed by Kansas City Southern Industries, Inc. and its subsidiaries listed on the next page, or issued by KCSI and guaranteed by its subsidiaries listed on the next page and KCSR.

(8) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

(9) Pursuant to Rule 429 under the Securities Act of 1933, in addition to the $250,000,000 aggregate amount of securities being registered under this Registration Statement, the combined prospectus contained herein will also relate to $200,000,000 aggregate amount of securities previously registered under the Registration Statement on Form S-3 (Registration No. 33-69648) previously filed by KCSI, and remaining unsold. The registration fee of $50,000 associated with such securities was previously paid. Accordingly, the registration fee consists of $62,500 paid herewith and the $50,000 previously paid.

(10) Calculated pursuant to Rule 457(o), and not including the filing fee of $50,000 previously paid in respect of $200,000,000 aggregate amount of unsold securities being carried forward from KCSI's registration statement on Form S-3 (Registration No. 33-69648) pursuant to Rule 429.

                           -------------------------


PURSUANT TO RULE 429(A) UNDER THE SECURITIES ACT OF 1933, THE COMBINED PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT RELATES TO SECURITIES
REGISTERED UNDER THIS REGISTRATION STATEMENT AND CERTAIN OF THE SECURITIES REGISTERED AND REMAINING UNSOLD UNDER KCSI'S REGISTRATION STATEMENT ON FORM S-3, AS AMENDED (REGISTRATION NO. 33-69648), DECLARED EFFECTIVE ON APRIL 22, 1996. PURSUANT TO RULE 429(B) THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO KCSI'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 33-69648) AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                            Jurisdiction
                                            of                IRS
                                            Incorporation     Employer
Exact Name of Additional                    or                Identification
Registrants*                                Organization      Number
-----------------------------------------------------------------------

Gateway Eastern Railway Company           Illinois            37-1301047
Gateway Western Railway Company           Illinois            46-3681799
PABTEX GP, LLC                            Texas               43-1915234
PABTEX, L.P.                              Delaware            43-0909361
SIS Bulk Holding, Inc.                    Delaware            43-1915233
KCS Transportation Company                Delaware            43-1760453
Mid-South Microwave, Inc.                 Delaware            43-1422644
Rice-Carden Corporation                   Missouri            44-6011041
Southern Development Company              Missouri            44-6005843
Southern Industrial Services, Inc         Delaware            36-3499535
Trans-Serve, Inc.                         Delaware            43-0865086


*The address for each of the additional registrants is c/o Kansas City Southern Industries, Inc., 114 West 11th Street, Kansas City, Missouri 64105.

SUBJECT TO COMPLETION, DATED MAY 16, 2001

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                                  $450,000,000

                      KANSAS CITY SOUTHERN INDUSTRIES, INC.

                     COMMON STOCK, STOCK PURCHASE CONTRACTS,
                   STOCK PURCHASE UNITS, AND DEBT SECURITIES*

                    THE KANSAS CITY SOUTHERN RAILWAY COMPANY

                                DEBT SECURITIES*

                 *GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY
                    KANSAS CITY SOUTHERN INDUSTRIES, INC. OR
      THE KANSAS CITY SOUTHERN RAILWAY COMPANY, AND CERTAIN SUBSIDIARIES OF
                      KANSAS CITY SOUTHERN INDUSTRIES, INC.

                           --------------------------


     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     The common stock of Kansas City Southern Industries, Inc., or KCSI, is listed on the New York Stock Exchange under the symbol "KSU." On May 11, 2001, the last reported sale price of KCSI's common stock was $13.49 per share.

     INVESTING IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

                           --------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                           --------------------------

              THE DATE OF THIS PROSPECTUS IS _______________, 2001

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

                           --------------------------

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

About This Prospectus..................................................    1
Where You Can Find More Information....................................    1
Forward-Looking Statements.............................................    2
Risk Factors...........................................................    3
The Company............................................................   12
Use of Proceeds........................................................   13
Earnings to Fixed Charges Ratio........................................   13
Description of Debt Securities.........................................   15
Description of Common Stock............................................   19
Description of Stock Purchase Contracts and Stock Purchase Units.......   21
Plan of Distribution...................................................   22
Legal Matters..........................................................   23
Experts................................................................   23

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus, either separately or in units, in one or more offerings up to a total amount of $450,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     Kansas City Southern Industries, Inc. ("KCSI") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). The reports and other information filed by KCSI with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information can be obtained by mail from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. The reports and other information filed by KCSI can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents by reference:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and the amended Annual Report for the fiscal year ended December 31, 2000 on Form 10-K/A filed with the SEC on May 11, 2001;

     2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed on May 15, 2001;

     3.   Current Report on Form 8-K filed with the SEC on March 27, 2001; and

     4. Description of KCSI's common stock contained in KCSI's Registration Statement No. 1-4717-1, filed on December 21, 1962, pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended, and the associated Series A Preferred Stock Purchase Rights in KCSI's Form 8-A filed on May 19, 1986, as amended by KCSI's Form 8-A12B/A (Amendment No. 1) filed on November 6, 1995.

     In addition, all reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the initial filing of the registration statement that contains this prospectus and until the time that we sell all the securities described in this prospectus (other than reports, documents or information furnished pursuant to Regulation FD) shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     These filings have not been included in or delivered with this prospectus.

     You may request a copy of any or all of the documents incorporated by reference in this prospectus at no cost, by writing or telephoning the Corporate Secretary of Kansas City Southern Industries, Inc., 114 West 11th Street, Kansas City, Missouri 64105, (816) 983-1538.

     This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by the SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and similar terms. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:

     o    our ability to execute our business strategy;
     o    competition;
     o    our dependence on joint venture partners;
     o our dependence on interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties;
     o foreign currency fluctuations, political and social instability and cultural and economic differences in Mexico and Panama;
     o    potential required capital investments in an affiliate;
     o    railroad industry and environmental regulation;
     o    reliance on unionized labor;
     o    fuel costs and shortages;
     o    general economic and weather conditions;
     o    catastrophe, collision, property loss or service interruption; and
     o    loss of any of our significant customers.

     There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                  RISK FACTORS

OUR SUBSTANTIAL LEVERAGE COULD ADVERSELY AFFECT OUR ABILITY TO FULFILL OUR OBLIGATIONS UNDER OUR DEBT SECURITIES AND OPERATE OUR BUSINESS.

     We are highly leveraged and have significant debt service obligations. As of March 31, 2001, we had total debt of approximately $681.7 million (excluding unused commitments) and total stockholders' equity of approximately $649.6 million, giving us a total debt to equity ratio of 1.05 to 1.00. Our interest expense for the three-month period ended March 31, 2001 was $15.2 million. For the 12-month period ended March 31, 2001, our ratio of earnings to fixed charges was less than 1.00 to 1.00. In addition, we may incur additional debt from time to time to finance acquisitions, investments or capital expenditures or for other purposes, subject to the restrictions contained in our current credit agreement with a syndicate of banks and other financial institutions, referred to as the KCS Credit Facilities, and the indenture under which $200,000,000 of our outstanding 9 1/2% Senior Notes due 2008 were issued, referred to as the Indenture.

     Our high level of debt could have important consequences, including the following:

     o we may have difficulty borrowing money in the future for working capital, capital expenditures or other purposes;

     o we will need to use a large portion of the money earned by us and our subsidiaries to pay principal and interest on our debt, which will reduce the amount of money available to us to finance our operations and other business activities;

     o    some  of  our  debt,   including   borrowings  under  the  KCS  Credit
          Facilities, has a variable rate of interest, which exposes us to the risk of increased interest rates;

     o we have a much higher level of debt to equity than some of our competitors, which may put us at a competitive disadvantage;

     o our debt level makes us more vulnerable to general economic downturns and adverse industry conditions;

     o our debt level could reduce our flexibility in planning for, or responding to, changing business and economic conditions, including increased competition in the railroad industry;

     o our level of debt may prevent us from raising the funds necessary to repurchase all of our debt securities tendered to us upon the occurrence of a change of control, which would constitute an event of default under the debt securities; and

     o our failure to comply with the financial and other restrictive covenants in our debt instruments, which, among other things, require us to maintain specified financial ratios and limit our ability to incur debt and sell assets, could result in an event of default that, if not cured or waived, could have a material adverse effect on our business or prospects.

SERVICING OUR DEBT REQUIRES A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     We expect to obtain the money to make payments on and to refinance our debt and to fund working capital, capital expenditures and other general corporate requirements in part from our operations and the operations of our subsidiaries. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot be certain that the cash earned by us and our subsidiaries will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations or to fund our other liquidity needs. If we do not have enough cash we may be required to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of our existing debt or seeking additional equity capital. We cannot assure you that any of these remedies can be effected on commercially reasonable terms or at all. In addition, the terms of existing or future debt agreements, including the credit agreement relating to the KCS Credit Facilities and the Indenture, may restrict us from adopting any of these alternatives.

DESPITE OUR SUBSTANTIAL LEVERAGE, WE WILL BE ABLE TO INCUR MORE DEBT, WHICH MAY INTENSIFY THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL LEVERAGE, INCLUDING OUR ABILITY TO SERVICE OUR DEBT.

     The KCS Credit Facilities and the Indenture permit us, subject to certain conditions, to incur a significant amount of additional debt. In addition, as of March 31, 2001, $85 million remained available under the revolving credit facility. If we incur additional debt, the risks associated with our substantial leverage, including our ability to service our debt, could intensify.

RESTRICTIONS IMPOSED BY THE KCS CREDIT FACILITIES AND THE INDENTURE MAY LIMIT OUR ABILITY TO FINANCE FUTURE OPERATIONS OR CAPITAL NEEDS OR ENGAGE IN OTHER BUSINESS ACTIVITIES THAT MAY BE IN OUR INTEREST.

     The Indenture imposes, and the terms of any future debt may impose, operating and other restrictions on us. These restrictions affect, and in many respects limit or prohibit, among other things, our ability to:

     o    incur additional debt;

     o    pay dividends or make distributions;

     o    repurchase equity interests;

     o    redeem subordinated debt;

     o    make  other  restricted  payments,   including,   without  limitation,
          investments;

     o sell or otherwise dispose of assets, including capital stock of subsidiaries;

     o    create liens;

     o    enter into agreements that restrict dividends from subsidiaries;

     o    merge or consolidate; and

     o    enter into transactions with affiliates.

     In addition, the KCS Credit Facilities include other and more restrictive covenants and prohibit us from prepaying our other debt, while debt under the KCS Credit Facilities is outstanding. The KCS Credit Facilities also require us to achieve certain financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

     The restrictions contained in the Indenture and the KCS Credit Facilities could:

     o limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; or

     o adversely affect our ability to finance our operations, acquisitions, investments or other capital needs or to engage in other business activities that would be in our interest.

     A breach of any of these restrictive covenants or our inability to comply with the required financial ratios could result in a default under the KCS Credit Facilities. If a default occurs, the lenders under the KCS Credit Facilities may elect to declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, which would result in an event of default under our outstanding debt securities. The lenders will also have the right in these circumstances to terminate any commitments they have to provide further financing. If we are unable to repay the borrowings when due, the lenders under the KCS Credit Facilities will also have the right to proceed against the collateral granted to them to secure the debt. If the debt under the KCS Credit Facilities and our debt securities was to be accelerated, we cannot assure you that our assets would be sufficient to repay in full the debt under the KCS Credit Facilities and our other debt.

OUR OPERATING RESULTS AND FINANCIAL CONDITION WILL DEPEND ON EXECUTION OF OUR BUSINESS STRATEGY. IF WE FAIL TO EXECUTE OUR BUSINESS STRATEGY, IT MAY NEGATIVELY IMPACT OUR FINANCIAL CONDITION.

     Our operating results and financial condition will depend in large measure on our ability to successfully execute our business strategy. Our business strategy includes capitalizing on the North American Free Trade Agreement, or NAFTA, trade to generate traffic and increase revenues, exploiting our domestic opportunities, establishing new and expanding existing strategic alliances and marketing agreements, and providing superior customer service. Successful implementation of this strategy depends on many factors, including factors beyond our control. There can be no assurance that we will be able to implement our strategy on a timely basis or at all or that, if implemented, such strategy will achieve the desired results.

WE  COMPETE  AGAINST  OTHER  RAILROADS,   TRUCK  CARRIERS  AND  OTHER  MODES  OF
TRANSPORTATION. IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITIONS AND RESULTS OF OPERATION.

     Our rail operations compete against other railroads, many of which are much larger and have significantly greater financial and other resources than us. Since 1994, there has been significant consolidation among major North American rail carriers. As a result of this consolidation, the railroad industry is now dominated by a few "mega-carriers." Further consolidation has been suspended since March 2000, when the Surface Transportation Board, or STB, imposed a 15-month moratorium on Class I railroad merger activities while it reviews and rewrites the rules applicable to railroad consolidation. The STB rulemaking proceedings are scheduled to be completed on June 11, 2001 and the moratorium is expected to end June 17, 200l. In April 2001, the Canadian National Railway Company and Wisconsin Central Transportation Corporation and certain of their respective affiliates filed a merger application with the STB seeking approval for the acquisition of control by Canadian National Railway Company and Grand Trunk Corporation of Wisconsin Central Transportation Company and its rail carrier subsidiaries. The STB determined the proposed transaction to be a "minor transaction" and is expected to issue its final decision by September 7, 2001.

     We believe that our revenues were negatively affected by the merger of Burlington Northern, Inc. and Santa Fe Pacific Corporation in 1995 and the merger of the Union Pacific Railroad Company, or UP, and the Southern Pacific Railroad in 1996, which both led to diversions of rail traffic away from our lines, and by congestion resulting from the purchase of the assets of Consolidated Rail Corporation, or Conrail, by Norfolk Southern Railway Co. and CSX Corporation in 1998. We also regard the larger western railroads, in particular, as significant competitors to our operations and prospects because of their substantial resources.

     Truck carriers have eroded the railroad industry's share of total transportation revenues. Changing regulations, subsidized highway improvement programs and favorable labor regulations have improved the competitive position of trucks in the United States as an alternative mode of surface transportation for many commodities. In the United States, the truck industry generally is more cost and transit-time competitive than railroads, particularly for distances of less than 300 miles. We are also subject to competition from barge lines and other maritime shipping. Mississippi and Missouri River barge traffic, among others, compete with us in the transportation of bulk commodities such as grains, steel and petroleum products.

     Increased competition has resulted in downward pressure on freight rates. Competition with other railroads and other modes of transportation is generally based on the rates charged, the quality and reliability of the service provided and the quality of the carrier's equipment for certain commodities. Continuing competitive pressures and declining margins could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS STRATEGY, OPERATIONS AND GROWTH RELY SIGNIFICANTLY ON JOINT VENTURES AND OTHER STRATEGIC ALLIANCES.

     Operation of our integrated rail network and our plans for growth and expansion rely significantly on joint ventures and other strategic alliances. Two strategically significant railroad companies, The Texas-Mexican Railway Company, or Tex-Mex, and TFM, S.A. de C.V., or TFM, are companies in which we hold a minority interest through Mexrail, Inc. and Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., or Grupo TFM, respectively. As a minority shareholder, we are not in a position to control operations, strategies or financial decisions without the concurrence of Transportacion Maritima Mexicana, S.A. de C.V. , or TMM, the largest shareholder in each of Mexrail, Inc. and Grupo TFM. In addition, conflicts may arise between our business objectives and those of TMM. Resolution of any such conflicts in our favor may be difficult or impossible given our minority ownership position. Our interests in these companies are subject to restrictions on disposition.

     Our operations are also dependent on interchange, trackage rights, haulage rights and marketing agreements with other railroads and third parties that enable us to exchange traffic and utilize trackage we do not own. These agreements extend our network and provide strategically important rail links to Mexico, the northern midwest United States and Canada. Our ability to provide comprehensive rail service to our customers depends in large part upon our ability to maintain these agreements with other railroads and third parties. The termination of these agreements could adversely affect our business, financial condition and results of operations. There can be no assurance that these agreements will be renewed after their expiration and the failure to renew any of them could adversely affect our business, financial condition and results of operations. In addition, we are dependent in part upon the financial health and efficient performance of other railroads. For example, much of Tex-Mex's traffic moves over the UP's lines via trackage rights, and a significant portion of our grain shipments originate with I&M Rail Link, LLC pursuant to our marketing agreement with it. The Burlington Northern and Santa Fe Railway Company, or BNSF, is our largest partner in the interchange of rail traffic. There can be no assurance that we will not be materially affected adversely by operational or financial difficulties of other railroads.

OUR SUCCESS WILL DEPEND UPON OUR ABILITY TO RETAIN AND ATTRACT QUALIFIED MANAGEMENT PERSONNEL.

     Our operations and the continued execution of our business strategy are dependent upon the continued employment of our senior management team. Recruiting, motivating and retaining qualified management personnel, particularly those with expertise in the railroad industry, are vital to our operations and ultimate success. There is substantial competition for qualified management personnel and there can be no assurance that we will be able to attract or retain qualified personnel. If Michael R. Haverty, KCSI's Chairman of the Board, President and Chief Executive Officer, or other members of our senior management team become unable or unwilling to continue in their present positions, our business and financial results could be materially adversely affected.

OUR MEXICAN INVESTMENTS SUBJECT US TO POLITICAL AND ECONOMIC RISKS.

     We have invested approximately $300 million for an approximate 37% interest in Grupo TFM. Our investments in Mexico involve a number of risks. The Mexican government exercises significant influence over the Mexican economy and its actions could have a significant impact on TFM. Our Mexican investments may also be adversely affected by currency fluctuations, price instability, inflation, interest rates, regulations, taxation, cultural differences, social instability, labor disputes and other political, social and economic developments in or affecting Mexico. Moreover, TFM's commercial success is heavily dependent on expected increases in U.S.-Mexico trade and will be strongly influenced by the effect of NAFTA on such trade. Downturns in either of the U.S. or Mexican economies or in trade between the United States and Mexico would be likely to adversely impact TFM's business, financial condition and results of operations. There can be no assurances that the various risks associated with operating in Mexico can be effectively and economically mitigated by TFM. Additionally, no assurances can be given that the value of our investments in Mexico will not become impaired.

     TFM holds the concession to operate Mexico's Northeast Rail Lines for 50 years, beginning in 1997, and, subject to certain conditions, has a 50-year extension option. The concession is subject to certain mandatory trackage rights and is only exclusive for 30 years. Additionally, the Mexican government may revoke exclusivity after 20 years if it determines that there is insufficient competition and may terminate the concession as a result of certain conditions or events, including (1) TFM's failure to meet its operating and financial obligations with regard to the concession under applicable Mexican law, (2) a statutory appropriation by the Mexican government for reasons of public interest and (3) liquidation or bankruptcy of TFM. TFM's assets and its rights under the concession may also be seized temporarily by the Mexican government. Revocation or termination of the concession would materially adversely affect TFM's operations and its ability to make payments on its debt. Further, even though TFM would be entitled to compensation for a statutory appropriation or temporary seizure, any such compensation might be insufficient to cover TFM's losses. The loss of the concession would materially adversely impact TFM's business, financial condition and results of operations which, in turn, would materially adversely impact the value of and return on our investment in Grupo TFM and our ability to market our U.S. operations on the basis of our access to Mexican locations.

     Currently, Grupo TFM is limited in the amount of dividends it may pay because of bond covenants and as of the date of this prospectus, we have not received any dividends from Grupo TFM and do not expect to receive any dividends from Grupo TFM in the foreseeable future. An absence of dividends from Grupo TFM will, or limited dividends may, negatively impact our ability to obtain a current cash return on our investment in Grupo TFM.

OUR PANAMANIAN INVESTMENT SUBJECTS US TO POLITICAL AND ECONOMIC RISKS.

     We have entered into a joint venture with Mi-Jack Products, Inc. through which we own 50% of the common stock of the Panama Canal Railway Company. As of April 24, 2001, we have invested approximately $12.5 million and we may invest up to an additional approximately $4 million. Panama Canal Railway Company will operate a railroad between Panama City and Colon, Panama. In addition, we have formed with Mi-Jack Products, Inc. the Panarail Tourism Company, which will operate a tourist and commuter railway service in conjunction with and over the lines of the Panama Canal Railway Company. We have agreed to guarantee a loan to Panarail Tourism Company up to an amount not to exceed $2 million. Our investments in the Panama Canal Railway Company and the Panarail Tourism Company subject us to risks associated with operating in Panama, including, among others, cultural differences, varying labor and operating practices, political risks and differences between the U.S. and Panamanian economies. There can be no assurances that the risks associated with operating in Panama can be effectively and economically mitigated by the Panama Canal Railway Company and the Panarail Tourism Company. Additionally, no assurances can be given that the value of our investments in the Panama Canal Railway Company and the Panarail Tourism Company will not become impaired.

WE MAY BE REQUIRED TO MAKE ADDITIONAL INVESTMENTS IN TFM.

     On or after October 31, 2003, the Mexican government has the option to sell its 20% interest in TFM (1) through a public offering or (2) to Grupo TFM at the initial share price paid by Grupo TFM plus interest computed at the Mexican Base Rate (the Unidades de Inversion published by Banco de Mexico). In the event that Grupo TFM does not purchase the Mexican government's 20% interest in TFM, the Mexican government may require TMM and us, or either TMM or us alone, to purchase its interest. We and TMM have cross indemnities in the event the Mexican government requires only one of us or TMM to purchase its interest. The cross indemnities allow the party required to purchase the Mexican government's interest to require the other party to purchase its pro rata portion of such interest. However, if we were required to purchase the Mexican government's interest in TFM and TMM could not meet its obligations under the cross-indemnity, then we would be obligated to pay the total purchase price for the Mexican government's interest. If we and TMM, or either us or TMM alone, had been required to purchase the Mexican government's 20% interest in TFM as of March 31, 2001, the total purchase price would have been approximately $487.2 million.

WE MAY BE REQUIRED TO PURCHASE STOCK OF JANUS CAPITAL CORPORATION, A SUBSIDIARY OF STILWELL FINANCIAL INC., FROM CERTAIN MINORITY STOCKHOLDERS OF JANUS CAPITAL CORPORATION. THE AMOUNTS REQUIRED TO PURCHASE THIS STOCK COULD BE MATERIAL.

     We would be required under certain agreements with minority stockholders of Janus Capital Corporation, or Janus, to purchase their shares of Janus common stock in the event Stilwell Financial Inc., or Stilwell (a former subsidiary of KCSI which currently holds an approximate 90.2% interest in Janus), were unable to meet its obligations with respect to these agreements. KCSI believes, based on discussions with Stilwell management, that Stilwell has adequate financial resources available to fund these obligations. If we were required to purchase those shares of Janus common stock under these agreements, it would have a material adverse effect on our business, financial condition, results of operations and cash flows.

WE ARE SUBJECT TO EXTENSIVE RAILROAD INDUSTRY REGULATION AND RELY UPON UNIONIZED LABOR.

     Labor relations in the U.S. railroad industry are subject to extensive governmental regulation under the Railway Labor Act. Railroad industry personnel are covered by the Railroad Retirement Act instead of the Social Security Act and by the Federal Employers' Liability Act rather than state workers' compensation systems. These federal labor regulations are often more burdensome and expensive than regulations governing other industries and may place us at a competitive disadvantage relative to other industries that are not subject to these regulations.

     Approximately 84% of the employees of The Kansas City Southern Railway Company, or KCSR, and Gateway Western Railway Company, or Gateway Western, which are wholly-owned subsidiaries of KCSI, are covered under various collective bargaining agreements. Although national labor contracts governing KCSR and the majority of Gateway Western's employees were negotiated with all major railroad unions in 1996, these contracts opened for renegotiation on December 31, 1999 and formal negotiations have begun with all unions on revising these agreements. The 1996 labor contracts will remain in effect until new agreements are reached. Unions representing certain Gateway Western employees are operating under 1994 contracts and are currently in negotiations to extend these contracts. We have reached new agreements with all but one union representing former employees of MidSouth Corporation, which was merged into KCSR on January 1, 1994. Discussions with this union are ongoing. We may be subject to work stoppages in the future as a result of labor disputes and may be subject to terms and conditions in amended or future labor agreements that could have a material adverse affect on our results of operations, financial position and cash flows. Moreover, because such agreements are generally negotiated on an industry-wide basis, determination of the terms and conditions of future labor agreements could be beyond our control. Railroads continue to be restricted by certain remaining restrictive work rules and are thus prevented from achieving optimum productivity with existing technology and systems.

UTILITY INDUSTRY DEREGULATION MAY REDUCE OUR COAL FREIGHT REVENUES OR MARGINS.

     Historically, coal has been an important commodity handled by us. In 2000, coal revenues comprised approximately 20.1% of KCSR and Gateway Western's combined total carload revenues all of which result from deliveries to utility customers. The utility industry is undergoing a process of deregulation which will likely cause utilities to become more competitive and thus more aggressive in negotiating with coal transportation companies to reduce costs. This could create downward pressure on utility coal transportation rates and increase service requirements. While we believe we can improve our performance in these areas, continuing competitive pressures and declining margins could have a material adverse effect on our business, financial condition and results of operations.

     Utilities will also have greater flexibility in selling electricity to, and buying electricity from, other regional markets. This could have a material adverse effect on our utility customers if such customers are not able to compete effectively with new utility companies that enter their respective markets. As a result, the pattern of coal shipments in a particular market may shift to an alternative utility company that does not use us to deliver its coal requirements. While we are working to help our utility customers remain competitive in this evolving environment, changes in the pattern of coal movements could have a material adverse impact on our business, financial condition and results of operations.

WE ARE VULNERABLE TO INCREASES IN FUEL COSTS AND DECREASES IN FUEL SUPPLIES. ANY SIGNIFICANT INCREASE IN THE COST OF FUEL, OR SEVERE DISRUPTION OF FUEL SUPPLIES, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

     We incur substantial fuel costs in our railroad operations. During the three-year period ended December 31, 2000, locomotive fuel expenses represented an average of 7.9% of KCSR and Gateway Western's combined total operating costs. Fuel costs are affected by traffic levels, efficiency of operations and equipment, and petroleum market conditions. The supply and cost of fuel are subject to market conditions and are influenced by numerous factors beyond our control, including general economic conditions, world markets, government programs and regulations and competition. Fuel prices increased significantly in 2000 and represented 9.7% of total KCSR and Gateway Western operating costs in 2000. We have attempted to minimize the effects of fuel price fluctuations through forward purchase contracts, but we cannot guarantee that those arrangements will be beneficial to us. Any significant increase in the cost of fuel could have a material adverse effect on our business, results of operations and financial condition. Our operations, as well as those of our competitors, could also be affected by any limitation in the fuel supply or by any imposition of mandatory allocation or rationing regulations. In the event of a severe disruption of fuel supplies resulting from supply shortages, political unrest, war or otherwise, the operations of rail and truck carriers, including us, could be adversely affected.

WE ARE SUBJECT TO REGULATION BY FEDERAL, STATE AND LOCAL REGULATORY AGENCIES. OUR FAILURE TO COMPLY WITH VARIOUS FEDERAL, STATE AND LOCAL REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

     In addition to safety, health and other regulations generally, our U.S. rail subsidiaries, like other rail common carriers, are subject to regulation by the Surface Transportation Board, the Federal Railroad Administration, the Occupational Safety and Health Administration, state departments of transportation and other state and local regulatory agencies. Government regulation of the railroad industry is a significant determinant of the competitiveness and profitability of railroads. While deregulation of rates and services in the United States has substantially increased the flexibility of railroads to respond to market forces, the deregulated environment has also resulted in highly competitive rates. Our material noncompliance with these various regulatory requirements or changes in regulation of the industry through legislative, administrative, judicial or other action could have a material adverse effect on our business, financial condition and results of operations, including limitations on our operating activities until compliance with applicable requirements is completed.

ENVIRONMENTAL   LIABILITIES  COULD  REQUIRE  US  TO  INCUR  MATERIAL  COSTS  AND
TEMPORARILY SUSPEND OPERATIONS THAT VIOLATE ENVIRONMENTAL LAWS.

     Our operations are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters, waste management, hazardous substance transportation, handling and storage, decommissioning of underground storage tanks and soil and groundwater contamination. Those laws and regulations can (1) impose substantial fines and criminal sanctions for violations, (2) require us to upgrade equipment or make operational changes to limit pollution emissions or decrease the likelihood of accidental hazardous substance releases or (3)
temporarily prohibit us from conducting operations that violate applicable requirements. We incur, and expect to continue to incur, significant environmental compliance costs, including, in particular, costs necessary to maintain compliance with requirements governing our chemical and hazardous material shipping operations, our refueling operations and our repair facilities.

     Many of our current and former properties are or have been used for industrial purposes, including, for example, hazardous material storage, waste disposal and treatment, foundry operations, drum reconditioning services and chemical treatment of wood products. Accordingly, we also are subject to potentially material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. Such liabilities could relate to properties that we owned or operated in the past, as well as any of our currently owned or operated properties. Such liabilities also could relate to third-party sites to which we or our predecessors sent waste for treatment or disposal or which otherwise were affected by our operations. For example, we are conducting investigation and cleanup activities at several properties which we own or which we or our predecessors owned or operated in the past. We also are investigating and remediating several third-party sites that were affected by spills from our rail car operations and have been identified as a potentially responsible party at several third-party disposal sites to which we sent waste and other materials in the past. In addition, we are a defendant in a class action lawsuit alleging personal injuries and property damage from a chemical rail car explosion in 1995.

     Although we have recorded liabilities for estimated environmental remediation and other environmental costs, actual expenditures or liabilities could exceed estimated amounts and could have a material adverse effect on our consolidated results of operations or financial position. New laws and regulations, stricter enforcement of existing requirements, new spills, releases or violations or the discovery of previously unknown contamination could require us to incur costs or become the basis for new or increased liabilities that could have a material adverse effect on our business, results of operations or financial condition.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN GENERAL ECONOMIC, WEATHER OR OTHER CONDITIONS.

     Our operations may be adversely affected by changes in the economic conditions of the industries and geographic areas that produce and consume the freight we transport. Additionally, our operations may be affected by adverse weather conditions. A weak harvest in the midwest, for example, may substantially reduce the volume of business we traditionally handle for our agricultural products customers. Many of the goods and commodities we carry experience cyclical demand. Our results of operations can be expected to reflect this cyclicality because of the significant fixed costs inherent in railroad operations. Our revenues may be affected by prevailing economic conditions and, if an economic slowdown or recession occurs in our key markets, the volume of rail shipments we carry is likely to be reduced. For example, the recent economic slowdown has had an adverse effect on our revenues, particularly in the agricultural and mineral, paper and forest and certain chemical markets. Significant reductions in our volume of rail shipments could have a material adverse effect on our business, financial condition and results of operations.

WE MAY SUFFER A CATASTROPHE, COLLISION, PROPERTY LOSS OR SERVICE INTERRUPTION.

     The operation of any railroad carries with it an inherent risk of catastrophe, collision and property loss. In the course of train operations, service interruptions, derailments, spills, explosions, leaks, other environmental mishaps, cargo loss or damage and business interruption resulting from adverse weather conditions or natural phenomena could result in loss of revenues, increased liabilities or increased costs. Significant environmental mishaps can cause serious bodily injury, death and extensive property damage, particularly when such accidents occur in heavily populated areas. For example, during the first quarter of 2001, our casualty and insurance costs increased approximately $8.5 million compared to first quarter 2000, as a result of several significant derailments and the settlement of a significant personal injury claim. These derailments had a residual effect on our service levels due to mainline downtime, which resulted in some operating inefficiencies and additional operating expenses. We maintain insurance (including self-insurance) consistent with industry practice against accident-related risks involved in the operation of our business. However, there can be no assurance that such insurance would be sufficient to cover the cost of damages suffered by us or damages to others or that such insurance will continue to be available at commercially reasonable rates. Moreover, our insurance coverage for events occurring prior to 1996 did not extend to punitive damage awards, which are increasingly being levied in civil cases related to environmental accidents. Further, there can be no assurance that any accident or natural disaster would not cause a significant interruption in our operations or materially adversely affect our business, financial condition and results of operations.

ONE OF OUR COAL CUSTOMERS ACCOUNTS FOR APPROXIMATELY 11% OF KCSR/GATEWAY WESTERN'S TOTAL REVENUES.

     SWEPCO, our largest coal customer, accounted for approximately 64% of KCSR/Gateway Western's combined coal revenues and 11% of KCSR/Gateway Western's total revenues for the year ending December 31, 2000 and approximately 12% of KCSR/Gateway Western's total revenues for the three months ended March 31, 2001. The loss of all or a significant part of SWEPCO's business or a service outage at one or more of SWEPCO's facilities could materially adversely effect our financial condition and results of operations.

IF KCSI IS REQUIRED TO RECOGNIZE GAIN ON ITS DISTRIBUTION OF STILWELL COMMON STOCK, IT COULD HAVE A NEGATIVE IMPACT ON KCSI'S FINANCIAL CONDITION AND DETER POTENTIAL COMBINATIONS THAT COULD BENEFIT KCSI.

     On July 9, 1999, KCSI received a tax ruling from the IRS to the effect that, for United States federal income tax purposes, the spin-off of Stilwell qualifies as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). Additionally, in February 2000, KCSI received a favorable supplementary tax ruling from the IRS to the effect that the assumption of $125 million of KCSI indebtedness by Stilwell would have no effect on the previously issued tax ruling. However, KCSI may nevertheless be required to recognize gain on its distribution of Stilwell common stock to KCSI stockholders if such distribution is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly a 50% or greater equity interest in KCSI or Stilwell. Moreover, if one or more persons acquire such a 50% equity interest during the four-year period that begins two years before the distribution and ends two years after the distribution, then the acquisition is treated as pursuant to such a plan unless it is established that the distribution and the acquisition are not pursuant to a plan or series of related transactions. On January 3, 2001, regulations were proposed which implement Code ss. 355(e), and which include certain safe harbors. However, the proposed regulations apply only to distributions occurring after the regulations are published in final form, and so will not apply to the spin-off of Stilwell. The potential negative impact on KCSI's financial condition if it is required to recognize gain on its distribution of Stilwell common stock may deter potential combinations that could benefit KCSI.


                                   THE COMPANY


     We own one of eight Class I railroads in the United States and, along with our subsidiaries and joint ventures, own and operate a rail network comprised of approximately 6,000 miles of main and branch lines that link key commercial and industrial markets in the United States and Mexico. Through our strategic alliance with Canadian National Railway Company and Illinois Central Corporation (together "CN/IC"), we have created a contiguous rail network of approximately 25,000 miles of main and branch lines connecting Canada, the United States and Mexico. We believe that, as a result of the strategic position of our railway, we are poised to continue to benefit from the growing north/south trade between the United States, Mexico and Canada promoted by the implementation of NAFTA. We offer services to companies in a wide range of markets including the coal, chemicals and petroleum, paper and forest, agricultural and mineral, and intermodal and automotive markets. For the year ended December 31, 2000, we generated total revenues of $572.2 million, $57.8 million of operating income and $119.9 million of EBITDA (defined as income (loss) from continuing operations before income taxes plus equity in net losses and minus equity in net earnings of unconsolidated affiliates plus interest expense, depreciation and amortization). EBITDA as presented excludes our equity in net earnings of unconsolidated affiliates of $23.8 million for the year ended December 31, 2000.

     Our principal subsidiary, KCSR, founded in 1887, operates a rail network of approximately 2,700 miles of main and branch lines running on a north/south axis from Kansas City, Missouri to the Gulf of Mexico and on an east/west axis from Meridian, Mississippi to Dallas, Texas. In addition to KCSR, our operations include Gateway Western, a wholly-owned subsidiary, an approximate 37% interest in Grupo TFM, and a 49% interest in Mexrail, Inc. ("Mexrail"), which wholly owns Tex-Mex. In addition, Mexrail owns the northern half of the rail bridge at Laredo, Texas which spans the Rio Grande River into Mexico. TFM operates the southern half of the bridge. Gateway Western, a regional rail carrier, operates approximately 400 miles of main and branch lines running from East St. Louis, Illinois to Kansas City, Missouri. Grupo TFM owns 80% of TFM, which operates a railroad of approximately 2,700 miles of main and branch lines running from the U.S./Mexican border at Laredo, Texas to Mexico City and serves three of the four major shipping ports in Mexico. Tex-Mex operates approximately 150 miles of main and branch lines between Laredo and the port city of Corpus Christi, Texas. We also own 50% of the common stock of the Panama Canal Railway Company, which holds the concession to operate a 47-mile railroad located adjacent to the Panama Canal. That railroad is currently being reconstructed and is expected to resume operations in 2001. Additionally, we own 50% of the stock of Panarail Tourism Company, which is expected to commence operation of a tourism and commuter railway in conjunction with the Panama Canal Railway Company in 2001.

     Our expanded rail network interconnects with all other Class I railroads and provides customers with an effective alternative to other railroad routes, giving direct access to Mexico and the southwestern United States through less congested interchange hubs. Eastern railroads and their customers can bypass the congested gateways at Chicago, Illinois, St. Louis, Missouri, Memphis, Tennessee and New Orleans, Louisiana by interchanging with us at Meridian and Jackson, Mississippi and East St. Louis. Other railroads can also interconnect with us at our other gateways at Kansas City, Birmingham, Alabama, Shreveport, Louisiana, Dallas, New Orleans, Beaumont, Texas and Laredo. Our rail network links directly to major trading centers in northern Mexico through TFM at Laredo, where more than 50% of all rail and truck traffic between the two countries crosses the border.

     Our network is further expanded through marketing agreements with Norfolk Southern Railway Co. ("Norfolk Southern") and I&M Rail Link, LLC. Our marketing agreements with Norfolk Southern allow us to capitalize on our east/west "Meridian Speedway," which runs from Meridian to Dallas, to gain incremental traffic volume between the southeast and the southwest United States. Our agreement with I&M Rail Link provides us with access to major midwestern interchange hubs in Minneapolis and Chicago and to originations of corn and other grain in Iowa, Minnesota and Illinois.

     KCSI, a holding company with principal operations in rail transportation, was incorporated in Delaware in 1962. KCSR is incorporated in Missouri. Our principal executive offices (which include KCSR's principal executive offices) are at 114 West 11th Street, Kansas City, Missouri 64105. Our telephone number is 816-983-1303.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus to repay term loan indebtedness under the KCS Credit Facilities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds. The interest rate on the Tranche A term loan under the KCS Credit Facilities is 275 basis points over the London Inter-bank Offered Rate ("LIBOR"), and the maturity date is December 30, 2005. The interest rate on the Tranche B term loan under the KCS Credit Facilities is 300 basis points over LIBOR, and the maturity date is December 30, 2006.

                         EARNINGS TO FIXED CHARGES RATIO

     The following table sets forth the ratio of our earnings to fixed charges for the periods indicated:

                                                             THREE MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,          MARCH 31,
                            ----- ------ ----- ------- -----    ----- ------
                             1996  1997   1998  1999    2000     2000   2001
                            ----- ------ ----- ------- -----    ----- -------
Ratio of earnings to fixed
charges (1)                 1.4x  ---(2)  1.9x  1.2x(3) 1.0x     1.2x   --(4)

---------------------------

(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose "earnings" represent the sum of (i) pretax income from continuing operations adjusted for income (loss) from unconsolidated affiliates, (ii) fixed charges, (iii) distributed income from unconsolidated affiliates and (iv) amortization of capitalized interest, less capitalized interest. "Fixed charges" represent the sum of
     (i) interest expensed , (ii) capitalized interest, (iii) amortization of deferred debt issuance costs and (iv) one third of our annual rental expense which management believes is representative of the interest component of rental expense.

(2) Due to the restructuring, asset impairment and other charges of $178.0 million, the 1997 coverage ratio was less than 1:1. The ratio of earnings to fixed charges would have been 1:1 if a deficiency of $148.4 million was eliminated. Excluding the $178.0 million, the ratio for 1997 would have been 1.4x.

(3) Includes unusual costs of $12.7 million. Excluding these items the ratio for 1999 would have been 1.3x.

(4) The ratio of earnings to fixed charges for the three months ended March 31, 2001 was less than 1:1, but would have been 1:1 if a deficiency of $6.1 million was eliminated.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of the debt securities ("Debt Securities"). The Debt Securities will be issued by either KCSI or KCSR. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of Debt Securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of Debt Securities and other securities described in this prospectus.

     The Debt Securities will be issued under an indenture (the "Indenture") as amended or supplemented from time to time, to be entered into between us and the trustee named in the applicable prospectus supplement. The following summaries of certain proposed provisions of the Indenture do not purport to be complete. Except to the extent set forth in a prospectus supplement with respect to a particular issue of Debt Securities, the Indenture, as amended or supplemented from time to time, for the Debt Securities will be substantially similar to the one described below.

     If the Debt Securities are issued by KCSI, they will be guaranteed by KCSR and certain other subsidiaries of KCSI. If the Debt Securities are issued by KCSR, they will be guaranteed by KCSI and certain subsidiaries of KCSI. Each company that guarantees the Debt Securities is referred to in this section as a "Guarantor." Each such guarantee is termed a "Guarantee."

GENERAL

     OVERVIEW OF THE DEBT SECURITIES AND THE GUARANTEES

     The Debt Securities will be:

     o    general unsecured obligations of the issuer;

     o ranked equally in right of payment with all existing and future senior indebtedness of the issuer;

     o senior in right of payment to all future subordinated obligations of the issuer;

     o effectively subordinated to all secured indebtedness of KCSI and its subsidiaries to the extent of the value of the assets securing such indebtedness; and

     o effectively subordinated to all liabilities (including trade payables) and preferred stock of each subsidiary of KCSI (other than KCSR, if it is the issuer) that is not a Guarantor.

     The Guarantees:

     Debt Securities issued by KCSI will be guaranteed by KCSR and certain of KCSI's other existing subsidiaries. Debt Securities issued by KCSR will be guaranteed by KCSI and certain of KCSI's existing subsidiaries. The Guarantors (other than KCSR or KCSI, as applicable) will be :

     Gateway Eastern Railway Company;
     Gateway Western Railway Company;
     SIS Bulk Holding, Inc.;
     PABTEX GP, LLC;
     PABTEX, L.P.;
     KCS Transportation Company;
     Mid-South Microwave, Inc.;
     Rice-Carden Corporation;
     Southern Development Company;
     Southern Industrial Services, Inc.; and
     Trans-Serve, Inc.

     The Guarantee of each Guarantor:

     o    will be a general unsecured obligation of such Guarantor;

     o will rank equally in right of payment with all existing and future senior indebtedness of such Guarantor;

     o will be senior in right of payment to all future subordinated obligations of such Guarantor; and

     o will be effectively subordinated to all secured indebtedness of KCSI and its subsidiaries to the extent of the value of the assets securing such indebtedness.

     Initially, the Debt Securities will not be guaranteed by Caymex Transportation Inc., SCC Holdings Inc., The Kansas City Northern Railway Company, Veals, Inc. and any Subsidiaries of the Parent that do not Guarantee the Bank Indebtedness. Caymex Transportation, Inc. is a holding company that indirectly owns our investments in Grupo TFM and TFM (through Nafta Rail S.A. de C.V.), Panama Canal Railway Company and Panarail Tourism Company. SCC Holdings, Inc. is a holding company that owns our investment in Southern Capital LLC. The Kansas City Northern Railway Company and Veals, Inc. are inactive and do not hold any material assets.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     o    the title of the series of debt securities;
     o the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;
     o    the interest rate or method of calculation of the interest rate;
     o    the date from which interest will accrue;
     o the record dates for interest payable on debt securities of the series;
     o the dates when, place where and manner in which principal and interest are payable;
     o    the securities registrar if other than the trustee;
     o the terms of any mandatory (including any sinking fund requirements) or optional redemption by us;
     o    the terms of any repurchase or remarketing rights of third parties;
     o the terms of any redemption at the option of holders of debt securities of a series;
     o    the denominations in which debt securities are issuable;
     o whether debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;
     o whether any debt securities will be represented by a global security and the terms of any such global security;
     o the currency or currencies (including any composite currency) in which principal or interest or both may be paid;
     o if payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;
     o provisions for electronic issuance of debt securities or issuance of debt securities in uncertificated form;
     o    any events of default, covenants and/or defined terms;
     o    whether and upon what terms debt securities may be defeased;
     o    the form of the debt securities;
     o    any terms that may be required by or advisable under applicable law;
     o the percentage of the principal amount of the debt securities which is payable if the maturity of the debt securities is accelerated in the case of debt securities issued at a discount from their face amount;
     o    whether any debt securities will have guarantees; and
     o any other terms in addition to or different from those described herein.

     The debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in a prospectus supplement.

GLOBAL DEBT SECURITIES

     If any debt securities are represented by one or more global securities, the applicable supplement will describe the terms of the depositary arrangement with respect to such global securities.

BOOK-ENTRY, DELIVERY AND FORM

     Except as may otherwise be set forth in an accompanying prospectus supplement, the Indenture will provide that the Debt Securities will initially be issued in the form of one or more registered notes in global form (the "Global Notes"). Each Global Note will be deposited on the date of the closing of the sale of the Debt Securities with, or on behalf of, The Depository Trust Company ("DTC"), as depositary, and registered in the name of Cede & Co., as DTC's nominee.

     DTC is a limited-purpose trust company created to hold securities for its participants (the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     We expect that pursuant to procedures established by DTC, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes and
(ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the debt securities, see "-- Exchange of Book-Entry Debt Securities for Certificated Debt Securities" below.

     Except as described below, owners of interests in the Global Notes will not have Debt Securities registered in their name, will not receive physical delivery of Debt Securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Payments in respect of the Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the trustee will treat the persons in whose names the Debt Securities, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect
Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC's current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except as may otherwise be set forth in an accompanying prospectus supplement, DTC will take any action permitted to be taken by a holder of the debt securities only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the Global Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for Debt Securities in certificated form and to distribute such Debt Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we have not independently determined the accuracy thereof. We will not have any responsibility  for  the  performance  by  DTC  or  its  Participants  of  their
respective   obligations   under  the  rules  and  procedures   governing  their
operations.

EXCHANGE OF BOOK ENTRY DEBT SECURITIES FOR CERTIFICATED DEBT SECURITIES

     Except as may otherwise be set forth in an accompanying prospectus supplement, a Global Note is exchangeable for debt securities in registered certificated form if (i) DTC notifies us that it is unwilling or unable to continue as clearing agency for the Global Note or has ceased to be a clearing agency registered under the Exchange Act and we thereupon fail to appoint a successor clearing agency within 90 days, (ii) we in our sole discretion elect to cause the issuance of definitive certificated debt securities or (iii) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the indenture. In addition, beneficial interests in a Global Note may be exchanged for certificated debt securities upon request but only upon at least 20 days, prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases certificated debt securities delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of the clearing agency (in accordance with its customary procedures).

CONCERNING THE TRUSTEE

     Unless otherwise stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us, including under our principal credit facility, and may from time to time have lender or other business arrangements with us. The Indenture will contain certain limitations on the rights of the trustee, should it or its affiliates then be our creditors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

GOVERNING LAW

     Unless otherwise specified in an accompanying prospectus supplement, the Indenture and the Debt Securities will be governed by New York law.


                           DESCRIPTION OF COMMON STOCK

     KCSI may issue, from time to time, shares of one or more series or classes of its common stock. The following summary description sets forth some of the general terms and provisions of the common stock. We will describe the specific terms of any series of stock that we issue as part of this offering in an applicable prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the stock, you should refer to the provisions of KCSI's certificate of incorporation, as amended (as so amended, the "certificate of incorporation"), bylaws, as amended (as so amended, the "bylaws"), and the applicable prospectus supplement before you purchase these securities.

GENERAL

     Under its certificate of incorporation, KCSI is authorized to issue (i) 400,000,000 shares of common stock, par value $0.01 per share, (ii) 840,000 shares of preferred stock, par value $25.00 per share, and (ii) 2,000,000 shares of new series preferred stock, par value $1.00 per share. As of March 31, 2001, 58,301,600 shares of common stock were issued and outstanding, 242,170 shares of preferred stock were issued and outstanding, and no shares of new series preferred stock were outstanding. No other classes of capital stock are authorized under KCSI's certificate of incorporation. The issued and outstanding shares of common stock and preferred stock are duly authorized, validly issued, fully paid and non-assessable.

COMMON STOCK

     Holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, provided that, if any shares of series preferred stock or preferred stock are outstanding, no dividends or other distributions may be made with respect to the common stock unless full required dividends on the shares of series preferred stock and preferred stock have been paid, including accumulated dividends in the case of any series of series preferred stock designated to receive cumulative dividends.

     Holders of common stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on any other matter, voting as a single class. In certain instances, holders of series preferred stock or preferred stock may have special class voting rights. Holders of preferred stock are entitled to one vote per share multiplied by the number of directors to be elected in an election of directors, which may be cast cumulatively, and to one vote per share on other matters. Holders of preferred stock vote as a single class with the holders of common stock and any series of series preferred stock having voting rights; however, whenever dividends are in arrears on the preferred stock for six quarters, the holders of preferred stock have the right to vote as a class to elect two directors at the next annual stockholders' meeting at which directors are elected and have such right until dividends have been paid on the preferred stock for four consecutive quarters. The vote of the holders of two-thirds of preferred stock voting together as a class is required for any amendment to KCSI's certificate of incorporation which would materially and adversely alter or change the powers, preferences or special rights of such stock.

     In the event of the voluntary or involuntary dissolution, liquidation or winding up of KCSI, holders of common stock are entitled to receive pro rata, after satisfaction in full of the prior rights of creditors (including holders of KCSI's indebtedness) and holders of series preferred stock and preferred stock, all the remaining assets of KCSI available for distribution.

     The issuance of additional shares of series preferred stock or preferred stock may result in a dilution of the voting power and relative equity interests of the holders of common stock and would subject the common stock to the prior dividend and liquidation rights of the series preferred stock and preferred stock issued. The common stock is not redeemable and has no preemptive rights.

     Any shares of common stock sold hereunder shall be fully paid and nonassessable and will be listed on the New York Stock Exchange.

CLASSIFIED BOARD OF DIRECTORS

     KCSI's certificate of incorporation provides that the board of directors shall be divided into three classes as nearly equal in number as possible. Each class of directors serves for a term of three years and such terms commence in three consecutive years so that one class of directors is elected at the annual stockholders' meeting each year. KCSI's certificate of incorporation also provides that the vote of 70% of the shares entitled to vote in the election of directors is required to amend the certificate of incorporation to increase the number of directors to more than eighteen, abolish cumulative voting for directors and abolish the classification of the board. The same vote requirement is imposed by the certificate of incorporation on certain transactions involving mergers, consolidations, sales or leases of assets having a fair market value of $2,000,000 or more, with or to certain owners of more than 5% of the stock of KCSI entitled to vote in the election of directors, unless the board of directors has approved a memorandum of understanding with any such owner prior to its becoming such a 5% holder. These provisions could have the effect of delaying, deferring or preventing a change in control of KCSI.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as "stock purchase contracts." The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may offer and sell or exchange the securities described in this prospectus:

     o    through agents,
     o    through one or more underwriters,
     o    through one or more dealers,
     o directly to one or more purchasers (through a specific bidding or auction process or otherwise), or
     o    through a combination of any such methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

     o    at a fixed price or prices, which may be changed,
     o    at market prices prevailing at the time of sale,
     o    at prices relating to such prevailing market prices,
     o    at negotiated prices, or
     o    at a fixed exchange ratio in return for other of our securities.

     Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

     If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

     Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

     We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable supplement. Certain of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     Sonnenschein Nath & Rosenthal, Kansas City, Missouri, will issue an opinion to us relating to the legality of the securities being offered by this prospectus. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the prospectus supplement relating to that offering.

                                     EXPERTS

     The consolidated financial statements of Kansas City Southern Industries, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, as amended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. and subsidiary ("Grupo TFM") as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated in this prospectus by reference to the Kansas City Southern Industries, Inc. Annual Report on Form 10-K/A for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers, S.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC registration fee................................. $  62,500
         Attorneys' fees and expenses.........................   250,000*
         Accountants' fees and expenses.......................   125,000*
         Trustee's fees and expenses..........................     5,000*
         Printing expenses....................................   300,000*
         Rating Agency fees...................................    20,000*
         Miscellaneous........................................    37,500*
                                                               ----------
              Total............................................ $800,000*
                                                               ==========
_______________
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

REGISTRANTS INCORPORATED OR ORGANIZED UNDER DELAWARE LAW

     KCSI, SIS Bulk Holding, Inc., PABTEX, L.P., KCS Transportation Company, Mid-South Microwave, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. are each incorporated or organized under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees,judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions as may be set forth in the partnership agreement, a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever.

     The bylaws of KCSI provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the KCSI, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of KCSI, or served at the request of KCSI as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute.

     The certificate of incorporation and the bylaws of KCS Transportation Company provide that the directors and officers of the corporation shall be indemnified to the maximum extent permitted by law and that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized by the Delaware Statute. The certificate of incorporation of KCS Transportation Company also provides that the corporation may maintain insurance, at its expense, to protect itself and any person serving in an indemnified capacity against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Statute.

     The bylaws of Mid-South Microwave, Inc. provide that it has the power to indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served any other enterprise as director, officer or employee at the request of the corporation or any predecessor of the corporation.

     The certificate of incorporation and bylaws of Southern Industrial Services, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under
Section 145 of the Delaware Statute. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

     The certificate of incorporation of SIS Bulk Holding, Inc. provides that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the corporation's Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The certificate of incorporation further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

     The certificate of incorporation of each of KCSI, KCS Transportation Company, Southern Industrial Services, Inc. and SIS Bulk Holding, Inc. provides that to the fullest extent permitted by the Delaware Statute and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Agreement of Limited Partnership (the "Partnership Agreement") of PABTEX, L.P. provides that the partnership, its receiver or its trustee shall indemnify and pay all judgments and claims against the general partner and its representatives relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the general partner and its representatives in connection with the business of the partnership, including attorneys' fees incurred by the general partner and its representatives in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all liabilities under federal and state securities laws (including the Securities Act) as permitted by law. The Partnership Agreement further provides that in the event of any action by the limited partner against the general partner and/or its representatives, including a partnership derivative suit, the partnership shall indemnify and pay all expenses of the general partner and its representatives, including attorneys' fees incurred in the defense of such action, if the general partner and its representatives are successful in such action. In addition, the Partnership Agreement provides that the partnership shall indemnify and pay all expenses, costs or liabilities of the general partner and its representatives who for the benefit of the partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the partnership and who suffers any financial loss as the result of such action. Notwithstanding the above indemnification provisions, under the Partnership Agreement, neither the general partner nor any of its representatives is indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

     In addition, KCSI has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of KCSI. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys' fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCSI's determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCSI has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

REGISTRANTS INCORPORATED UNDER MISSOURI LAW

     KCSR, Rice-Carden Corporation and Southern Development Company are each incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the "Missouri Statute") provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

     The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation's articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

     The Articles of Incorporation of KCSR, as amended, provide that the corporation shall indemnify each of its directors and officers to the full extent permitted by the Missouri Statute and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by any of them in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation) by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of the capacities referred to in the Missouri Statute or arising out of their status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Such Articles of Incorporation further provide that the corporation may, as it deems appropriate and as may be permitted by the Missouri Statute, indemnify any other person referred to in the Missouri Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of such capacities or arising out of their status in any such capacity. In addition, such Articles of Incorporation authorize the corporation to give or supplement any of the above indemnifications by by-law, agreement or otherwise and fund them by insurance to the extent it deems appropriate and provides that such indemnification of officers and directors will survive elimination or modification of such Articles with respect to any such expenses incurred in connection with claims arising out of the acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

     The by-laws of KCSR provide that each person who at any time is, or shall have been, a director, officer, employee or agent of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, serving in such capacity, or served at the request of the corporation in such capacity of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under the Missouri Statute.

REGISTRANTS INCORPORATED UNDER ILLINOIS LAW

     Gateway Eastern Railway Company and Gateway Western Railway Company are each incorporated under the laws of the State of Illinois. Section 8.75 of Illinois' Business Corporation Act of 1983 (the "Illinois Statute") provides that an Illinois corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.

     The Illinois Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, the Illinois Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the Illinois Statute.

     The Amended and Restated By-laws of Gateway Western Railway Company and the By-laws of Gateway Eastern Railway Company each provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such By-laws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, except to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper. Such By-laws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, and to the extent such person is not successful in such defense, he may be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection with the action, suit or proceeding, if authorized by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such By-laws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such By-laws. Such By-laws further provide that the indemnification provided for in such By-laws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such By-laws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under such By-laws.

REGISTRANTS ORGANIZED UNDER TEXAS LAW

     Pabtex GP, LLC is organized  under the laws of the State of Texas.  Section
2.20 of the Texas Limited Liability Company Act ("TLLCA") provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons. Section 2.01 of the TLLCA provides in pertinent part that each limited liability company shall have the power provided for a corporation under the Texas Business Corporation Act ("TBCA").

     The TBCA provides that a corporation may indemnify a person who was, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in the manner set forth in the statute that the person conducted himself in good faith; reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests, and in all other cases, that his conduct was at least not opposed to the corporation's best interests; and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the TBCA, except as described below, a director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that he improperly received personal benefit or in which the person is found liable to the corporation. A person may be indemnified under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly derived by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The TBCA further provides that a corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A corporation may pay or reimburse reasonable expenses incurred by a director in advance of the final disposition of a proceeding and without the determination of indemnification or authorization of indemnification required by the statute if the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that he has not met the standard or that indemnification of such person against such expenses is prohibited by the TBCA. A provision in the corporation's articles of organization, bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the advancement of such expenses is deemed to constitute authorization of the advancement of such expenses. A corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, or to persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the same extent that it may indemnify and advance expenses to directors, and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law. In addition, under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any such any person serving in any such indemnified capacity against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA., however, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. The TBCA further provides that the articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under certain sections of the TBCA.

     The Articles of Organization of PABTEX GP, LLC provide that the company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a member or officer of the company or (ii) while a member or officer of the company, is or was serving at the request of the company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a limited liability company may grant indemnification to a member under the TLLCA and the TBCA. Such Articles further provide that such right is a contract right and runs to the benefit of any member or officer who is elected and accepts the position of member or officer of the company or elects to continue to serve as a member or officer of the company while the Article covering indemnification is in effect. Such right includes the right to be paid or reimbursed by the company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TLLCA and the TBCA. If a claim for indemnification or advancement of expenses is not paid in full by the company within 90 days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant is entitled to be paid also the expenses of prosecuting such claim. Under such Articles, the company may additionally indemnify any person covered by the grant of mandatory indemnification set forth above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law. To the extent permitted by then applicable law, the grant of mandatory indemnification to any person as set forth above extends to proceedings involving the negligence of such person. As used in such Articles and in the TBCA, the term "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     The Regulations of PABTEX GP, LLC provide that, subject to the limitations and conditions described below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such an action, suit or proceeding, by reason of the fact that such person is or was a member of the company or while such member of the company is or was serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the company to the fullest extent permitted by the TLLCA against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding. The Regulations further provide that such indemnification rights are contract rights and it is expressly acknowledged that the indemnification provided in the Regulations could involve indemnification for negligence or under theories of strict liabilities.

     The Regulations further provide that the company shall indemnify and advance expenses to an officer of the company to the extent required to do so by the TLLCA or other applicable law. The company, by adoption of a resolution of the member, may indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the member, and may indemnify and advance expenses to persons who are or were serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity arising out of its status as such a person to the same extent that the company may indemnify and advance expenses to the member.

ITEM 16.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION

1.1*              Form of Underwriting Agreement

4.1*              Proposed Form of Debt Security (included as Exhibit A of Exhibit 4.2)

4.2*              Form of Indenture

5.1*              Opinion of Sonnenschein Nath & Rosenthal regarding the legality of the securities

8.1*              Opinion of Sonnenschein Nath & Rosenthal regarding tax matters

12.1              Statement re:  computation of ratios

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of PricewaterhouseCoopers, S.C.

23.3*             Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1)

24.1              Power of Attorney (included on the signature page)

25.1*             Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939

*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) (i) To use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     (7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (8) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                  Kansas City Southern Industries, Inc.


                                  By: /s/ Michael R. Haverty
                                      --------------------------------------
                                      Michael R. Haverty
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----

/s/ Michael R. Haverty               Chairman of the Board of Directors;
-----------------------------        President and Chief Executive Officer
Michael R. Haverty


/s/ Robert H. Berry                  Senior Vice President and Chief Financial
-----------------------------        Officer
Robert H. Berry


/s/ Louis G. Van Horn
-----------------------------        Vice President and Comptroller
Louis G. Van Horn

/s/ Landon H. Rowland
----------------------------          Director
Landon H. Rowland


/s/ A. Edward Allinson
-----------------------------         Director
A. Edward Allinson


/s/ Michael G. Fitt
-----------------------------         Director
Michael G. Fitt


/s/ James R. Jones
-----------------------------         Director
James R. Jones


/s/ Byron G. Thompson
-----------------------------         Director
Byron G. Thompson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                              THE KANSAS CITY SOUTHERN RAILWAY COMPANY


                              By: /s/ Michael R. Haverty
                                  ---------------------------------------------
                                  Michael R. Haverty
                                  Chairman of the Board of Directors; President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

       SIGNATURE                                     TITLE
       ---------                                     -----

/s/ Michael R. Haverty               Chairman of the Board of Directors;
-----------------------------        President and Chief Executive Officer
Michael R. Haverty


/s/ Robert H. Berry                  Senior Vice President and Chief Financial
-----------------------------        Officer; Director
Robert H. Berry


/s/ Louis G. Van Horn
-----------------------------        Vice President and Comptroller
Louis G. Van Horn


/s/ Gerald K. Davies
----------------------------          Director
Gerald K. Davies

/s/ Warren K. Erdman
-----------------------------         Director
Warren K. Erdman


/s/ Albert W. Rees
-----------------------------         Director
Albert W. Rees

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.


                                 GATEWAY EASTERN RAILWAY COMPANY


                                 By: /s/ Michael R. Haverty
                                     -----------------------------------------
                                     Michael R. Haverty
                                     Chairman of the Board and Chief Executive
                                     Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies, and Louis
G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               Chairman of the Board and Chief Executive
-----------------------------        Officer
Michael R. Haverty


/s/ Gerald K. Davies
----------------------------          President and General Manager; Director
Gerald K. Davies


/s/ Thomas G. King                    Vice President and Treasurer
-----------------------------         (Chief Financial Officer)
Thomas G. King

/s/ Albert W. Rees
-----------------------------         Director
Albert W. Rees



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                  GATEWAY WESTERN RAILWAY COMPANY


                                  By: /s/ Michael R. Haverty
                                     ---------------------------------------
                                      Michael R. Haverty
                                      Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies, and Louis
G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.


        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               Chairman of the Board and Chief Executive
-----------------------------        Officer
Michael R. Haverty


/s/ Gerald K. Davies
----------------------------          President and General Manager; Director
Gerald K. Davies


/s/ Thomas G. King                    Vice President and Treasurer
-----------------------------         (Chief Financial Officer)
Thomas G. King


/s/ Albert W. Rees
-----------------------------         Director
Albert W. Rees

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                              SIS BULK HOLDING, INC.


                              By:  /s/ Michael R. Haverty
                                   --------------------------------------
                                   Michael R. Haverty
                                   President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                     TITLE
        ---------                                     -----


/s/ Michael R. Haverty
-----------------------------        President; Director
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer
-----------------------------        (Principal Financial Officer
Robert H. Berry

/s/ Louis G. Van Horn
-----------------------------        Vice President and Comptroller
Louis G. Van Horn

/s/ Gerald K. Davies
----------------------------          Director
Gerald K. Davies


/s/ Warren K. Erdman
-----------------------------         Director
Warren K. Erdman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                 KCS TRANSPORTATION COMPANY


                                 By: /s/ Michael R. Haverty
                                     ---------------------------------------
                                     Michael R. Haverty
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Gerald K. Davies and Thomas
G. King, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.


        SIGNATURE                                     TITLE
        ---------                                     -----


/s/ Michael R. Haverty               President and Chief Executive Officer;
-----------------------------        Director
Michael R. Haverty


/s/ Thomas G. King                   Vice President and Treasurer
-----------------------------        (Chief Financial Officer)
Thomas G. King


/s/ Edmund J. Boyce, Jr.
-----------------------------        Director
Edmund J. Boyce, Jr.


/s/ Gerald K. Davies
----------------------------          Director
Gerald K. Davies

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                 MID-SOUTH MICROWAVE, INC.


                                 By: /s/ Michael R. Haverty
                                     ----------------------------------------
                                     Michael R. Haverty
                                     President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----

/s/ Michael R. Haverty               President; Director
-----------------------------
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer; Director
-----------------------------        (Chief Financial Officer)
Robert H. Berry


/s/ Warren K. Erdman
-----------------------------        Director
Warren K. Erdman


/s/ Louis G. Van Horn
----------------------------          Director
Louis G. Van Horn

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                 RICE-CARDEN CORPORATION


                                 By: /s/ Michael. R. Haverty
                                     ----------------------------------------
                                     Michael R. Haverty
                                     President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               President; Director
-----------------------------
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer; Director
-----------------------------        (Chief Financial Officer)
Robert H. Berry


/s/ Louis G. Van Horn
----------------------------         Vice President and Controller; Director
Louis G. Van Horn


/s/ Warren K. Erdman
-----------------------------        Director
Warren K. Erdman

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                SOUTHERN DEVELOPMENT COMPANY


                                By: /s/ Michael R. Haverty
                                    ------------------------------------------
                                    Michael R. Haverty
                                    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.


        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               President; Director
-----------------------------
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer; Director
-----------------------------        (Chief Financial Officer)
Robert H. Berry


/s/ Louis G. Van Horn
----------------------------         Vice President and Comptroller; Director
Louis G. Van Horn


/s/ Warren K. Erdman
-----------------------------        Director
Warren K. Erdman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                   SOUTHERN INDUSTRIAL SERVICES, INC.


                                   By: /s/ Michael R. Haverty
                                       ---------------------------------------
                                       Michael R. Haverty
                                       President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               President; Director
-----------------------------
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer; Director
-----------------------------        (Chief Financial Officer)
Robert H. Berry


/s/ Warren K. Erdman
-----------------------------        Director
Warren K. Erdman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                                 TRANS-SERVE, INC.


                                 By:  /s/ Albert W. Rees
                                     ----------------------------------------
                                     Albert W. Rees
                                     President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert W. Rees, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Albert W. Rees                   President; Director
-----------------------------
Albert W. Rees


/s/ Robert H. Berry                  Vice President and Treasurer; Director
-----------------------------        (Chief Financial Officer)
Robert H. Berry


/s/ Louis G. Van Horn
----------------------------         Vice President and Controller
Louis G. Van Horn


/s/ Warren K. Erdman
-----------------------------        Director
Warren K. Erdman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                           PABTEX GP, LLC

                           By:  Southern Industrial Services, Inc.,
                                its sole member


                                By: /s/ Michael R. Haverty
                                    --------------------------------------
                                    Michael R. Haverty
                                    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.

        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               President and Director of Southern
-----------------------------        Industrial Services, Inc.
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer and Director
-----------------------------        of Southern Industrial Services, Inc.
Robert H. Berry                      (Principal Financial Officer)


/s/ Warren K. Erdman
----------------------------         Director of Southern Industrial Services,
Warren K. Erdman                     Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kansas City, state of Missouri, on May 14, 2001.

                       PABTEX, L.P.

                       By:  PABTEX GP, LLC, its General Partner

                            By: Southern Industrial Services, Inc., the sole member of PABTEX GP, LLC

                                 By: /s/ Michael R. Haverty
                                     --------------------------------------
                                     Michael R. Haverty
                                     President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Haverty, Robert H. Berry and Louis G. Van Horn, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on May 14, 2001 by the following persons in the capacities indicated.


        SIGNATURE                                    TITLE
        ---------                                    -----


/s/ Michael R. Haverty               President and Director of Southern
-----------------------------        Industrial Services, Inc.
Michael R. Haverty


/s/ Robert H. Berry                  Vice President and Treasurer and Director
-----------------------------        of Southern Industrial Services, Inc.
Robert H. Berry                      (Principal Financial Officer)


/s/ Warren K. Erdman
----------------------------         Director of Southern Industrial Services,
Warren K. Erdman                     Inc.

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT NO.       DESCRIPTION


12.1              Statement re:  computation of ratios

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of PricewaterhouseCoopers, S.C.

24.1              Power of Attorney (included on the signature page)